Exhibit 10.1

         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION

     This Amendment No. 1 to Agreement and Plan of Reorganization ("Amendment") is entered into on this 31st day of July, 2001, by and among Upland Energy Corporation, a Utah corporation (hereinafter "Upland"), Upland Merger Co., a Utah corporation (hereinafter "Merger Co."), and LifeSmart Nutrition, Inc., a Utah corporation (hereinafter referred to as "LifeSmart").

                             RECITALS:

     A. On March 19, 2001, the parties entered into an Agreement and Plan of Reorganization ("Agreement and Plan of Reorganization").

     B. The parties desire to amend Section 1.06 of the Agreement and Plan of Reorganization to extend the closing deadline.

     NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                            AGREEMENT

     1. Closing Deadline Extended. Section 1.06 of the Agreement and Plan of Reorganization is hereby amended in its entirety to read as follows:

          1.06 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before September 30, 2001, or on such other date as may be agreed to in writing by the parties (the "Closing Date"). The transactions contemplated by the Agreement may be closed at any time following approval by the holders of a majority of the shares of Upland Common Stock as set forth in Section 4.02 hereof and the holders of a majority of the shares of LifeSmart Common Stock as set forth in Section 5.02 hereof. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or otherwise agreed to by the respective parties or their duly authorized representatives.

     2.   Other Inconsistent Provisions Hereby Amended.   Any other provisions
of the Agreement and Plan of Reorganization which are inconsistent with the terms of Section 1 of this Amendment described above, shall be deemed to be amended consistent therewith. All other terms and conditions of the Agreement and Plan of Reorganization shall remain unchanged and in full force and effect.

3.     Counterparts.   This Amendment may be executed in multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     This Amendment is entered into as of the date and year first above written.


                              UPLAND ENERGY CORPORATION,
                              a Utah corporation


                              By         /s/
                                ---------------------------
                                Lee Jackson, President


                              UPLAND MERGER CO.,
                              a Utah corporation


                              By
                                ----------------------------
                                Lee Jackson, President


                              LIFESMART NUTRITION, INC.,
                              a Utah corporation


                              By            /s/
                                --------------------------------
                                Its

AGRS\0766